UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 5, 2022

McEWEN MINING INC.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-33190 (Commission File Number)	84-0796160 (I.R.S. Employer Identification No.)

150 King Street West, Suite 2800

Toronto, Ontario, Canada  M5H 1J9

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number including area code:  (866) 441-0690

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MUX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 5, 2022, McEwen Mining Inc. (the “Company”) was notified by the New York Stock Exchange (the “NYSE”) that the average closing price of the Company’s common stock had fallen below $1.00 per share over a period of 30 consecutive trading days, which is the minimum average share price required by Section 802.01C of the NYSE Listed Company Manual (“Section 802.01C”).

In response, as required by Section 802.01C, the Company plans to notify the NYSE of its intent to cure the deficiency and restore its compliance with the listing standards of Section 802.01C. The Company has six months following receipt of the notification to regain compliance with the minimum share price requirement. To regain compliance, the closing price of the Company’s common stock must be at least $1.00 and the average share price over the preceding 30 trading days must be at least $1.00, each on the last trading day of any calendar month within the six-month period or before the expiration of the six-month period.

The notice has no immediate impact on the listing of the Company’s common stock, which will continue to be listed and traded on the NYSE during this period, subject to the Company’s compliance with other listing standards. The common stock will continue to trade under the symbol “MUX,” but with the added designation of “.BC” to indicate the Company’s “below compliance” status. The “.BC” indicator will be removed at such time as the Company is deemed to be in compliance. The Company intends to monitor the closing share price for its common stock and explore available options to regain compliance with the continued listing requirements. In the event that the Company fails to restore its compliance with the continued listing standards of Section 802.01C, that section calls for the NYSE to commence procedures for the suspension and delisting of the Company’s common stock.

The notice does not affect the Company’s ongoing business operations or its reporting obligations with the Securities and Exchange Commission or under applicable Canadian reporting requirements. The Company’s listing on the Toronto Stock Exchange, under the symbol “MUX,” is unaffected by any actions of the NYSE.

Risk Factors

Failure of the Company to regain compliance with the NYSE listing requirements could result in delisting of its common stock, which in turn could adversely affect its future financial condition and the market for its common stock.

If the common stock ultimately were to be delisted for any reason, it could negatively impact the Company by (i) reducing the liquidity and market price of the Company’s common stock; (ii) reducing the number of investors willing to hold or acquire the Company’s common stock, which could negatively impact the Company’s ability to raise equity financing; (iii) limiting the Company’s ability to use a registration statement to offer and sell freely tradable securities, adversely affecting the Company’s ability to access the public capital markets; and (iv) impairing the Company’s ability to provide equity incentives to its employees.

Item 7.01     Regulation FD Disclosure.

On January 6, 2022, the Company issued a press release announcing that it had received a notice of noncompliance from the NYSE, as required under Section 802.01C. A copy of the press release is attached to this report as Exhibit 99.1.

The information furnished under this Item 7.01, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

Item 9.01    Financial Statements and Exhibits.

(d)         Exhibits.

99.1       Press release dated January 6, 2022

104       Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

Cautionary Statement

With the exception of historical matters, the matters discussed in the exhibits include forward-looking statements within the meaning of applicable securities laws that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained therein. Such forward-looking statements include, among others, statements regarding future exploration, development, construction and production activities. Factors that could cause actual results to differ materially from projections or estimates include, among others, the continuing effects of the COVID-19 pandemic and related governmental responses, metal prices, economic and market conditions, operating costs, receipt of permits, receipt of working capital, and future drilling results, as well as other factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and other filings with the United States Securities and Exchange Commission. Most of these factors are beyond the Company’s ability to predict or control. The Company disclaims any obligation to update any forward-looking statement made in the press release, whether as a result of new information, future events, or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

McEWEN MINING INC.

Date: January 7, 2022	By:	/s/ Carmen Diges
Carmen Diges, General Counsel

4